CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our reports dated October 18, 2021, relating to the financial statements and financial highlights of American Century® Diversified Corporate Bond ETF, American Century® Diversified Municipal Bond ETF, American Century® Emerging Markets Bond ETF, American Century® Low Volatility ETF, American Century® Multisector Income ETF, American Century® Quality Convertible Securities ETF, American Century® Quality Diversified International ETF, American Century® Quality Preferred ETF, American Century® STOXX® U.S. Quality Growth ETF, and American Century® STOXX® U.S. Quality Value ETF, each a series of American Century ETF Trust, appearing in the Annual Reports on Form N-CSR of American Century ETF Trust for the year ended August 31, 2021, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
November 11, 2021